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                                                                    EXHIBIT 10.2


                            W-H ENERGY SERVICES, INC.

                   NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
                                 PURSUANT TO THE
                W-H ENERGY SERVICES, INC. 2006 STOCK AWARDS PLAN

         THIS AGREEMENT (this "Agreement") is made effective as of ___________ (the "Grant Date") between W-H Energy Services, Inc., a Texas corporation (the "Company"), and __________ (the "Participant").

                                 R E C I T A L :

         WHEREAS, the Company desires to grant to the Participant an option to purchase shares of the Company's common stock, $0.0001 par value per share (the "Common Stock"), under the Company's 2006 Stock Awards Plan (the "Plan"), which has been approved by its shareholders.

         NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

                               A G R E E M E N T :

         1. Grant of Option. Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to the Participant an Award consisting of the right and option ("Option"), exercisable on or prior to _________, 20___ (the "Termination Date"), to purchase all or any part of an aggregate of ________ shares of the Company's Common Stock, subject to adjustment as set forth in Sections 3(d) and 3(e) of the Plan. Any capitalized terms not defined herein shall have the same meaning as set forth in the Plan. This Option is not an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Option Price. The purchase price of the Common Stock purchasable upon the exercise of this Option shall be $________ per share (the "Option Price"), such amount being no less than the Fair Market Value (as defined in the
Plan) of the Common Stock as of the Grant Date.

         3. Vesting and Exercise of Option.

         (a) No portion of this Option may be exercised until such portion thereof has vested in accordance with this Section 3. Subject to the earlier termination of this Option as herein provided and subject to the terms of the Participant's Individual Agreement, portions of this Option may be exercised from time to time and in whole or in part commencing at 12:00 a.m. on the applicable Vesting Date set forth in the table below by delivering written notice to the Company at its principal executive office (currently, located at 10370 Richmond, Suite 990, Houston, Texas 77042) addressed to the attention of its Chief Financial Officer:

                Vesting Date                  Number of Shares Exercisable
                ------------                  ----------------------------
                ______, 200__                         ___________
                ______, 200__                         ___________
                ______, 200__                         ___________
                ______, 200__                         ___________


         (b) If the Participant incurs a Termination of Employment by reason of death or Disability, this Option may thereafter be exercised, but only to the extent vested and exercisable on the date of such Termination of Employment, for a period of one year from the date of such termination or until the Termination Date, whichever period is shorter.

         (c) If the Participant incurs a Termination of Employment for Cause, this Option shall thereupon terminate and shall not thereafter be exercisable, even as to the portions thereof that were vested and exercisable on the date of such Termination of Employment.

         (d) Except as otherwise provided in the Plan and Sections 3(b) and 3(c) hereof, if the Participant undergoes a Termination of Employment, this Option may be exercised for the lesser of three months from the date of such Termination of Employment or until the Termination Date, but only to the extent vested and exercisable on the date of such Termination of Employment; provided, however, that if the Participant dies within such period, then the portion of this Option that was vested and exercisable as of the date of the Termination of Employment shall continue to be exercisable for a period of one year from the date of such Termination of Employment until the Termination Date, whichever period is shorter.

         (e) This Option shall terminate automatically and shall not be exercisable following the Termination Date.

         (f) Except as provided in Paragraph 5, the purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise
(a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering to the Company certificates representing shares of Common Stock theretofore owned by the Participant duly endorsed for transfer to the Company, or (c) any combination of cash or of Common Stock. To the extent permitted by applicable law, payment in full or in part may also be made by a cashless exercise by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the Option Price, and, if requested by the Company, the amount of any federal, state, local or foreign withholding taxes. No fraction of a share of Common Stock shall be issued by the Company upon exercise of this Option or accepted by the Company in payment of the purchase price thereof; rather, the Participant shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Common Stock. Unless and until a certificate or certificates representing such shares have been issued by the Company to the Participant, the Participant (or the person permitted to exercise this Option in the event of the Participant's death) shall not be or have any of the rights or privileges


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of a shareholder of the Company with respect to shares of Common Stock acquirable upon exercise of this Option.

         (g) This Option is not transferable by the Participant otherwise than by will or the laws of the descent and distribution or other testamentary distribution, and may be exercised only by the Participant or the guardian or legal representative of the Participant.

         4. Cashing Out of Option. On receipt of written notice of exercise, the Committee may elect as to all or a portion of this Option then being exercised, to pay the Participant an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the Option Price times the number of shares of Common Stock for which this Option is being exercised on the effective date of such cash-out.

         5. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in the receipt of compensation income by the Participant for tax purposes, the Participant shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Common Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if the Participant fails to do so, the Company is authorized to withhold from any cash or remuneration then or thereafter payable to the Participant any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Common Stock distributable to the Participant upon such exercise.

         6. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), and is intended to bind all successors and assigns of the respective parties, except that the Participant may not assign any of the Participant's rights or obligations under this Agreement except to the extent and in the manner expressly permitted hereby.

         7. Complete Agreement; Inconsistencies. This Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. The Committee shall have full authority to interpret and construe the terms of the Plan, this Agreement and the Individual Agreement as it relates to the Plan. The determination of the Committee as to any such matter of interpretation or construction shall be final, conclusive and binding. The Plan, this Agreement and those documents expressly referred to herein (including, without limitation, any Individual Agreement) embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. In the event of any conflict between the terms of the Plan and this Agreement, the terms of the Plan shall prevail.

         8. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument. Any facsimile of this Agreement shall be considered an original document.


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
         9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any conflict of laws rule or principle that would refer the construction of this Agreement to the laws of another jurisdiction.

         10. Employment or Service Relationship. Nothing contained herein shall be construed as conferring upon Participant the right to continue in the employ of the Company or its Subsidiaries or Affiliates or to continue service with the Company or its Subsidiaries or Affiliates as a director or consultant, nor shall anything contained herein be construed or interpreted to limit any "employment at will" relationship between the Participant and the Company or its Subsidiaries or Affiliates.

         11. Compliance With Laws. Upon the acquisition of any Shares pursuant to this Agreement, the Participant (or the Participant's legal representative upon the Participant's death or Disability) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable laws or with this Agreement.

         12. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

         13. Notices. Every notice hereunder shall be in writing. All notices by Participant to the Company shall be directed to the Company at its principal executive office (currently, located at 10370 Richmond, Suite 990, Houston, Texas 77042), Attention: Chief Financial Officer. Any notice given by the Company to the Participant shall be directed to the Participant at the address on file with the Company and shall be effective to bind the Participant and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise the Participant of the existence, maturity or termination of any of the Participant's rights hereunder and the Participant shall be deemed to have familiarized himself or herself with all matters contained herein and in the Plan which may affect any of the Participant's rights or privileges hereunder.

         14. Amendments. Except to the extent provided otherwise in the Plan, this Agreement may not be amended or modified without the prior written approval of the Company and the Participant.


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         IN WITNESS WHEREOF, this Agreement has been executed this ______ day of
_________________, 20___.

                                           W-H ENERGY SERVICES, INC.

                                           By:
                                                 -------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------


                                           PARTICIPANT



                                           -------------------------------------
                                           Name:
                                                --------------------------------


          Signature Page to Non-Qualified Stock Option Award Agreement